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			   R.H. PHILLIPS, INC.
			    Subordinated Note
			    due March 15, 2000
$2,500,000.00                                     CUSIP PPN No: 749573 AA 9
						   San Francisco, California


R.H. Philips, Inc., a California corporation (the "Company"), for value received, hereby promises to pay to John Hancock Life Insurance Company or registered assigns, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) as specified herein; and to pay interest on the unpaid principal balance hereof until this Note shall become due and payable in accordance with the terms hereof and of that certain Securities Exchange Agreement dated as of March 15, 2000 (the
"Securities Exchange Agreement") between the Company and John
Hancock Life Insurance Company at the rate of 14% per annum.
If any installment of principal, premium or interest is not paid as and within the date when such payment is due or following acceleration or maturity, the provisions of Section 7 of the Securities Exchange Agreement shall apply.

1. Interest and Principal Payments. If the Company shall have paid or agreed to pay any interest or premium on this Note in excess of that permitted by law, then it is the express intent of the Company and the holder hereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of this Note, and the provisions hereof immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but also so as to permit the recovery of the fullest amount otherwise called for hereunder.

Interest shall be due and payable on each March 15 and September 15 beginning September 15, 2000 and ending when all outstanding amounts hereunder have been paid. Principal in the amount of $833,333 shall be due and payable on each of March 15, 2004 and March 15, 2005 and in the amount of $833,334 shall be due and payable on March 15, 2006. Notwithstanding anything to the contrary contained herein or in the Securities Exchange Agreement, however, the final payment due hereunder (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal, together with all accrued interest and premiums due hereon.

The interest rate payable on this Note shall increase by one percent upon any failure of the Company to make payments when due hereunder. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Series. This Note is one of a series of Unsecured Subordinated Notes issued pursuant to the Securities Exchange Agreement and is entitled to the benefits thereof. All capitalized terms not otherwise defined herein shall have the meanings set forth therein in the Securities Exchange Agreement. The Company agrees to perform and observe duly
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and punctually each of the covenants and agreements set
forth in the Securities Exchange Agreement. All such covenants and agreements are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants and agreements were set forth in full in this Note at this place.

3. Prepayment. As and to the extent provided in the Securities Exchange Agreement, this Note is subject to prepayment, in whole or in part, with premium. The Company agrees to make required prepayments on account of this Note in accordance with the provisions of the Securities Exchange Agreement. Under certain circumstances, as specified in the Securities Exchange Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Securities Exchange Agreement.

4. Restrictions on Transfer. This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Securities Exchange Agreement.

5. Method of Payment. Payment of principal, premium, if any, and interest shall be made to the registered holder hereof by direct wire transfer of immediately available funds pursuant to the instructions provided by the registered holder or shall otherwise be made by such other method as directed by the registered holder hereof in accordance with the Securities Exchange Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

6. Subordination. Anything in this instrument to the contrary notwithstanding, the indebtedness evidenced by this instrument shall be subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior
Debt of the Company and its Subsidiaries. The term "Senior Debt" shall mean the principal of, premium, if any, and interest on any present or future Indebtedness of the Company that is not, by the express terms of the instrument that evidences the Indebtedness or any related agreement, subordinated in right of payment to any other Indebtedness of the Company.

6.1. Payments on Subordinated Notes. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Notes will demand, accept or receive, (a) any payment (by set-off or otherwise), direct or indirect, of or on account of any principal, premium, if any, or interest in respect of any Notes, or (b) any payment for the purpose of any redemption, purchase or other acquisition, direct or indirect, of any Notes, and no such payment shall be due, if, at the time of making any such payment a
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default (a "Payment Default") in the payment when due (whether at the stated maturity thereof, by acceleration or otherwise) of all or any portion of any of the Senior Debt shall have occurred and be continuing.

Following an acceleration of the maturity of any Senior Debt, and as long as such acceleration shall continue unrescinded and unannulled, such Senior Debt shall first be paid in full in cash, securities or other property before any payment is made on account of or applied on the Notes.

6.2. Insolvency, etc. In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its Subsidiaries or its property, (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings, (c) any assignment for the benefit of creditors, or (d) any distribution, division, marshalling or application of any of the properties or assets of the Company or the proceeds thereof to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in any such event:

(i) all Senior Debt shall first be paid in full (including all principal, premium, if any, and interest, including interest accruing after the commencement of any such proceeding) before any payment or distribution of any character, whether in cash, securities or other property shall be made in respect of any Notes;

(ii) all principal or premium, if any, and interest on the Notes shall forthwith become due and payable, and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms hereof) be payable or deliverable in respect of any Notes, shall be paid or delivered directly to the holders of the Senior Debt, for application to the payment of the Senior Debt, until all Senior Debt shall have been paid in full, and the holders of the Notes at the time outstanding irrevocably authorize, empower and direct all receivers, trustees, liquidators, conservators, fiscal agents and other having authority in the premises to effect all such payments and deliveries;

(iii) each holder of the Notes at the time outstanding irrevocably authorizes and empowers each holder of the Senior Debt and such holder's representatives (without imposing any obligation on any holder of the Senior Debt or such holder's representative) to demand, sue for, collect and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and to file and prove all claims therefor and take all such other action (including the right to vote the Notes) in the name of such holder or otherwise, as such holder of the Senior Debt or such holder's representative may determine to be necessary or appropriate for the enforcement of this 6.2; and
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(iv)    the holders of the Notes shall execute and deliver to each holder of the Senior Debt or such holder's representative all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder of the Senior Debt or such holder's representative to enforce all claims upon or in respect of the Notes.

For all purposes of this instrument, Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of principal, premium, if any, and interest in respect of all Senior Debt at the time outstanding, and in case there are two or more holders of the Senior Debt any payment or distribution required to be paid or delivered to the holders of the Senior
Debt shall be paid or delivered to such holders ratably according to the respective aggregate amounts remaining unpaid on the Senior Debt held by such holders.

6.3. Payments and Distributions Received. If any payment or distribution of any character, whether in cash, securities or other property, shall be received by any holder of any of the Notes, or such holder's representative, in contravention of any of the terms of this instrument, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt or such holders' representative or representatives for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full.
In the event of the failure of any holder of any of the Notes to endorse or assign any such payment or distribution, any holder of the Senior Debt or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

6.4. Subrogation. In case cash, securities or other property otherwise payable or deliverable to the holders of the Notes shall have been applied pursuant to 6.2 or 6.3 hereof to the payment of Senior Debt in full, then and in each such case, the holders of the Notes shall be subrogated to any rights of any holders of Senior Debt to receive any further payments or distributions in respect of or applicable to the Senior Debt.

6.5. Security. So long as any of the Senior Debt shall not have been paid in full, the Company shall not, and shall not permit any of its Subsidiaries to, give, and the holders of the Notes shall not demand, accept or receive, any security, direct or indirect, for any Notes.

6.6. Limitation on Exercise of Remedies. Each holder of all or any part of the Notes shall not exercise any right or remedy available to it on account of any Default or Event of Default unless (a) payment on any Senior Debt shall have been accelerated or (b) at least six months have elapsed from the date the holder of such Notes otherwise would have had the right to exercise any such right or remedy. If the acceleration of any Senior Debt is subsequently rescinded, then each holder of Notes shall also rescind its exercise of any right or remedy available to it only if the Default or Event of Default giving rise to such right is cured within six months of the occurrence of such Default or Event of Default.
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6.7.  Right to Current Payments on Notes.  Nothing in this Section
6 shall limit the right of any Note holder to receive payments and prepayments on the Notes when no payment default has occurred with respect to the Senior Debt or when any acceleration of the payment of any Senior Debt has been rescinded as provided in 6.6.

6.8. Governing Law. This Note shall be governed by and construed in accordance with the law of the State of California without reference to conflicts of law rules.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

					     R.H. PHILLIPS, INC.,
					     a California corporation


					     By:
					     Name:
					     Title: